As filed with the Securities and Exchange Commission on May 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exyn Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-2345934
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2118 Washington Avenue, Suite 1000 Philadelphia, PA	19146
(Address of Principal Executive Offices)	(Zip Code)

Exyn Technologies, Inc. 2015 Equity Compensation Plan

Exyn Technologies, Inc. 2025 Equity Compensation Plan

Exyn Technologies, Inc. 2026 Equity Incentive Plan

Exyn Technologies, Inc. 2026 Employee Stock Purchase Plan

(Full Title of the Plan)

Brandon Torres Declet

Chief Executive Officer

Exyn Technologies, Inc.

2118 Washington Avenue, Suite 1000

Philadelphia, PA 19146

(215) 999-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert

Anna K. Spence

DLA Piper LLP (US)

51 John F. Kennedy Parkway

Suite 120

Short Hills, NJ 07078

(973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Exyn Technologies, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	The prospectus filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act, on May 15, 2026, relating to the registration statement on Form S-1, as amended (No. 333-294453), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)	The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-43296), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 15, 2026, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director or officer or of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for a director’s or officer’s acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a director’s or officer’s unlawful payment of dividends or unlawful stock purchases or redemptions, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) for an officer in any action by or in the right of the corporation. Our amended and restated certificate of incorporation contains such a provision.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated bylaws also provide that we may indemnify a director, officer, trustee, employee or agent(including the advancement of expenses pending the final disposition of any action or proceeding).

We have also entered into, or will enter into subsequent to the completion of this offering, indemnification agreements with each of our current directors and executive officers and other employees, and may enter into indemnification agreements with future directors, executive officers and other employees, to provide such directors, officers and employees additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and our amended and restated bylaws and to provide additional procedural protections.

We may also purchase and maintain liability insurance on behalf of our directors, officers, employees and agents for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We currently maintain a liability insurance policy pursuant to which our directors and officers may be indemnified against liability incurred as a result of serving in their capacities as directors and officers, subject to certain exclusions, including liabilities under the Securities Act.

The 2015 Equity Compensation Plan, as amended, (the “2015 Plan”) provides that no director or person acting pursuant to the authority delegated by the board of directors shall be liable for any action or determination relating to or under the 2015 Plan made in good faith.

The 2025 Equity Compensation Plan (the “2025 Plan”) provides that no director or person acting pursuant to the authority delegated by the board of directors shall be liable for any action or determination relating to or under the 2025 Plan made in good faith.

The 2026 Equity Incentive Plan (the “2026 Plan”) provides, subject to certain limitations, for indemnification by us of any director, officer, or employee against any and all liabilities and expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the 2026 Plan.

The 2026 Employee Stock Purchase Plan (the “2026 ESPP”) provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2026 ESPP.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Amended and Restated Certificate of Incorporation, as amended and as currently in effect.	S-1	333-294453	3.1	3/19/2026

4.2	Certificate of Correction of the Certificate of Amendment of Certificate of Incorporation, filed April 8, 2026.	S-1	333-294453	3.2	4/8/2026

4.3	Form of Amended and Restated Certificate of Incorporation, to be in effect upon the closing of the Registrant’s initial public offering.	S-1	333-294453	3.3	4/10/2026

4.4	Amended and Restated Bylaws, as amended and as currently in effect.	S-1	333-294453	3.3	3/19/2026

4.5	Form of Amended and Restated Bylaws, to be in effect upon the closing of the Registrant’s initial public offering.	S-1	333-294453	3.5	4/10/2026

5.1	Opinion of DLA Piper LLP (US).					X

23.1	Consent of Stephano Slack LLC, Independent Registered Public Accounting Firm.					X

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	Exyn Technologies, Inc. Amended and Restated 2015 Equity Compensation Plan.	S-1	333-294453	10.2	3/31/2026

99.2	Exyn Technologies, Inc. 2025 Equity Compensation Plan and form of stock option agreement thereunder.					X

99.3	Exyn Technologies, Inc. 2026 Equity Incentive Plan.					X

99.4	Exyn Technologies, Inc. 2026 Employee Stock Purchase Plan.					X

99.5	Form of Restricted Unit Award Agreement under the 2026 Equity Incentive Plan.	S-1	333-294453	10.5	4/8/2026

99.6	Forms of Option Award Agreements under the 2026 Equity Incentive Plan.	S-1	333-294453	10.6	4/8/2026

107	Filing Fee table.					X

Item 9. Undertakings.

1. The Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on May 18, 2026.

EXYN TECHNOLOGIES, INC.

By:	/s/ Brandon Torres Declet
Name:	Brandon Torres Declet
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brandon Torres Declet as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Brandon Torres Declet	Chief Executive Officer and Chair	May 18, 2026
Brandon Torres Declet	(Principal Executive Officer)

/s/ Ricardo Sotelo	Chief Financial Officer	May 18, 2026
Ricardo Sotelo	(Principal Financial and Accounting Officer)

/s/ Ted Tewksbury	Lead Independent Director	May 18, 2026
Ted Tewksbury

/s/ Jonathan Ollwerther	Director	May 18, 2026
Jonathan Ollwerther

/s/ Michael Burychka	Director	May 18, 2026
Michael Burychka

/s/ Gregory McNeal	Director	May 18, 2026
Gregory McNeal